UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2022

Instil Bio, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-40215	83-2072195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3963 Maple Avenue, Suite 350 Dallas, Texas	75219
(Address of Principal Executive Offices)	(Zip Code)
(972) 499-3350
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value	TIL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 2, 2022, the Board of Directors (the “Board”) of Instil Bio, Inc. (the “Company”) approved a realignment plan (the “Plan”) to implement a strategic prioritization of the Company’s preclinical and clinical development programs. The Plan is designed to reduce costs and reallocate resources to focus on advancing the Company’s CoStimulatory Antigen Receptor (CoStAR) platform and other next-generation tumor infiltrating lymphocyte (TIL) technologies. As part of the Plan, the Company’s ITIL-168 development program will be discontinued.

In addition, as part of the Plan, the Company will reduce its US workforce by approximately 60%. This workforce reduction is expected to be substantially completed in February 2023.

In connection with the Plan, the Company estimates that it will incur aggregate restructuring costs of up to $20 million. At the time of the filing of this Current Report on Form 8-K, the Company is unable in good faith to make a determination of an estimate of the total amount or range of amounts expected to be incurred by the Company in connection with each major type of cost associated with the Plan or the amount or range of amounts of the charge that will result in future cash expenditures. The charges that the Company expects to incur in connection with the Plan are subject to a number of assumptions, and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Plan.

The Company issued a press release announcing the Plan on December 8, 2022, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Plan, Timothy Moore, the Company’s Chief Operating Officer, will separate from the Company, effective December 8, 2022. Mr. Moore has agreed to remain as a consultant for the Company for a three-month term.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the scope and the timing of the restructuring and the expected costs related to the restructuring, which are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. For a discussion of these risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the discussions of potential risks, uncertainties and other important factors in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and in subsequent filings with the SEC. Forward-looking statements in this Current Report are made as of the date of this Current Report and the Company undertakes no duty to update any such statements unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release, dated December 8, 2022.
104	The cover page of this report has been formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Instil Bio, Inc.

Dated:	December 8, 2022	By:	/s/ Sandeep Laumas, M.D.
Sandeep Laumas, M.D.
Chief Financial Officer and Chief Business Officer (Principal Financial Officer and Principal Accounting Officer)